Exhibit 99.1

Checkmate Pharmaceuticals Announces CEO Transition

– Alan Fuhrman, experienced biotech executive and Checkmate board member, appointed as interim President and CEO –

CAMBRIDGE, Mass., Oct. 27, 2021 – Checkmate Pharmaceuticals, Inc. (Nasdaq: CMPI) (“Checkmate”), a clinical stage biopharmaceutical company focused on developing its proprietary technology to harness the power of the immune system to combat cancer, today announced that Alan Fuhrman has been appointed as interim President and CEO. Mr. Fuhrman succeeds Barry Labinger, who has transitioned from his roles as President and CEO and Director.

“We believe that vidutolimod has significant potential as a novel investigational therapeutic for melanoma and other difficult to treat tumor types. Our strategic priority is to rapidly advance our vidutolimod clinical program toward meaningful clinical data, and I am excited to lead the Company at this important time,” said Alan Fuhrman interim President and CEO.

“On behalf of the entire Board, I want to thank Barry for his contributions to Checkmate, and we wish him much success with his future endeavors,” said Mike Powell, Chairman of the Board of Directors.

The Board has initiated a candidate search to identify a permanent CEO.

About Alan Fuhrman

Mr. Fuhrman is an experienced financial operations leader with a focus on guiding the growth of innovative pharmaceutical and biotechnology companies. He is a member of the Board of Directors for SpringWorks Therapeutics and Esperion Therapeutics. Mr. Fuhrman also served on the Board of Directors and as Chair of the Audit Committee for Loxo Oncology until its sale to Eli Lilly in the first quarter of 2019. He previously served as the Chief Financial Officer of Amplyx Pharmaceuticals, Inc. from December 2017 through June 2020. Prior to joining Amplyx, he served as CFO of Mirna Therapeutics, a publicly traded, clinical-stage microRNA company that merged with Synlogic in August 2017. He previously served as CFO of Ambit Biosciences, where he helped lead the company through its initial public offering and oversaw financial, investor and administrative operations until its sale to Daiichi Sankyo in 2014. Earlier in his career, Mr. Fuhrman practiced as a certified public accountant with Coopers & Lybrand. He received a B.S. in both Business Administration and Agricultural Economics from Montana State University.

About Checkmate Pharmaceuticals

Checkmate Pharmaceuticals is a clinical stage biotechnology company focused on developing its proprietary technology to harness the power of the immune system to combat cancer. Checkmate Pharmaceuticals’ product candidate, vidutolimod (CMP-001), is an advanced generation Toll-like receptor 9 (TLR9) agonist, delivered as a biologic virus-like particle utilizing a CpG-A oligodeoxynucleotide as a key component, designed to trigger the body’s innate immune system to attack tumors in combination with other therapies. Information regarding Checkmate Pharmaceuticals is available at www.checkmatepharma.com.

Availability of Other Information About Checkmate Pharmaceuticals

Investors and others should note that we communicate with our investors and the public using our website (www.checkmatepharma.com), our investor relations website (ir.checkmatepharma.com), and on social media (Twitter and LinkedIn), including but not limited to: investor presentations and investor fact sheets, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Checkmate Pharmaceuticals posts on these channels and websites could be deemed to be material information. As a result, we encourage investors, the media, and others interested in us to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on our investor relations website and may include additional social media channels. The contents of our website or these channels, or any other website that may be accessed from our website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Forward Looking Statements

Various statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including. Words such as, but not limited to, “anticipate,” “believe,” “can,” “could,” “expect,” “estimate,” “design,” “goal,” “intend,” “may,” “might,” “objective,” “plan,” “predict,” “project,” “target,” “likely,” “should,” “will,” and “would,” or the negative of these terms and similar expressions or words, identify forward-looking statements. Forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. These statements include those regarding vidutolimod (formerly CMP-001), including its development and therapeutic potential and the advancement of our clinical and preclinical pipeline and our growth as a company and the anticipated contribution of the members of our management to our operations and progress. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. These forward-looking statements are subject to risks and uncertainties, including those related to the development of our product candidate, including any delays in our ongoing or planned preclinical or clinical trials, the results from clinical trials, including the fact that positive results from a trial may not necessarily be predictive of the results of future or ongoing clinical trials, the impact of the ongoing COVID-19 pandemic on our business, operations, clinical supply and plans, the risks inherent in the drug development process, the risks regarding the accuracy of our estimates of expenses and timing of development, our capital requirements and the need for additional financing, and obtaining, maintaining and protecting our intellectual property. These and additional risks are discussed in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the three months ended June 30, 2021 and in our Annual Report on Form 10-K for the year ending December 31, 2020, as filed with the Securities and Exchange Commission (“SEC”) which is available on the SEC’s website at www.sec.gov, and as well as discussions of potential risks, uncertainties and other important factors in our subsequent filings with the SEC. All information in this press release is as of the date of the release, and we undertake no duty to update this information unless required by law.

Investor Contact

Rob Dolski

Chief Financial Officer

rdolski@checkmatepharma.com

Media Contact

Karen Sharma

MacDougall

781-235-3060

ksharma@macbiocom.com